UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2022

The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2022, The J. M. Smucker Company (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) was increased to twelve members and that the Board had elected Jonathan E. Johnson III to serve on the Board, effective on February 4, 2022. In addition to his service on the Board, Mr. Johnson will serve as a member of the Nominating, Governance, and Corporate Responsibility Committee.

Mr. Johnson’s compensation for his service as a Director will be consistent with that of the Company’s other Directors who are not employees or consultants of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 1, 2021 under the caption “Director Compensation,” which portion of such proxy statement is incorporated herein by reference.

In connection with his appointment as a Director, the Company and Mr. Johnson entered into an indemnity agreement effective as of February 4, 2022. The indemnity agreement is the same as the indemnity agreements the Company has entered into with each of its Directors and elected officers. The indemnity agreement requires the Company to indemnify Mr. Johnson to the fullest extent permitted by law against all expenses, judgments, settlements, fines, and penalties, actually and reasonably incurred in the defense or settlement of any civil, criminal, administrative, or investigative action brought against him by reason of his relationship with the Company, including third-party claims and proceedings brought by or in the right of the Company, subject to certain exceptions. The rights provided to Mr. Johnson under the indemnity agreement are in addition to any other rights he may be entitled to under the Company’s Amended Articles of Incorporation or Amended Regulations (the “Regulations”), the Ohio General Corporation Law, or otherwise. The description of the indemnity agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the form of indemnity agreement. The form of indemnity agreement between the Company and each of its Directors and elected officers was previously filed by the Company, was most recently listed as Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, and is incorporated herein by reference.

The Company is not aware of (i) any arrangement or understanding between Mr. Johnson and any other person pursuant to which he was elected as a Director or (ii) any items which would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release regarding the election of Mr. Johnson to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2022, the Board approved and adopted an amendment (the “Amendment”) to the Regulations. The Amendment amends Article II, Section 1 of the Regulations to fix the number of Directors of the Company at 12. The Amendment became effective on February 4, 2022.

The foregoing is a summary of the Amendment and is qualified in its entirety by reference to the full text of the Regulations. A copy of the Regulations is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Exhibit Description
3.1	Amended Regulations of The J. M. Smucker Company.
10.1	Form of Indemnity Agreement.
99.1	Press Release, dated February 7, 2022.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Chief Legal and Compliance Officer and Secretary

Date: February 7, 2022

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